                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                              ADVANCED ENERGY INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                        ADVANCED ENERGY INDUSTRIES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   TO BE HELD
                                  MAY 15, 1997

To the Stockholders:

    NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders of Advanced Energy Industries, Inc., a Delaware corporation, (the "Company"), will be held on Thursday, May 15, 1997, at 10:00 a.m., local time, at the Monarch Room, Advanced Energy Industries, Inc. 1625 Sharp Point Drive, Fort Collins, Colorado 80525 for the following purposes:

        1. To elect directors to serve for the ensuing year and until their successors are elected and qualified.

        2. To ratify the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 1997.

        3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only stockholders of record at the close of business on March 31, 1997 are entitled to notice of and to vote at the meeting and any adjournment thereof.

    All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                            By Order of the Board of Directors

                                                      Jay Margulies
                                                        SECRETARY

Fort Collins, Colorado
April 9, 1997

                             YOUR VOTE IS IMPORTANT

    IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES).

                        ADVANCED ENERGY INDUSTRIES, INC.

            PROXY STATEMENT FOR 1997 ANNUAL MEETING OF STOCKHOLDERS

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of Advanced Energy Industries, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, May 15, 1997, at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting Of Stockholders. The Annual Meeting will be held at the Company's executive offices at 1625 Sharp Point Drive, Fort Collins, Colorado 80525. The Company's telephone number is
(970) 221-4670.

    These proxy solicitation materials were mailed on or about April 9, 1997 to all stockholders entitled to vote at the meeting. A copy of the Company's 1996 Annual Report to Stockholders accompanies this Proxy Statement.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

    Stockholders of record at the close of business on March 31, 1997 (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting. On the Record Date, 21,277,495 shares of the Company's Common Stock, $0.001 par value (the "Common Stock"), were issued and outstanding.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself may not constitute a revocation of a proxy.

VOTING AND SOLICITATION

    Each share of Common Stock entitles its holder to one vote on matters to be acted upon at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. The affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of the shares entitled to vote and present or represented by proxy at the meeting. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but will not treat abstentions as votes in favor of approving any matter submitted to the stockholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of directors, for ratification of the appointment of the designated independent auditors and, as the case may be with respect to any items not marked, as the proxy holders deem advisable, on the other matters that may come before the meeting. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

    The cost of soliciting proxies will be borne by the Company. The Company has retained the services of the Bank of Boston c/o Boston Equiserve to aid in the solicitation of proxies from bankers, bank nominees and other institutional owners. The Company estimates that it will pay the Bank of Boston a fee not to exceed $2,500 for its services and will reimburse the Bank of Boston for certain out-of-pocket expenses. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telefax, or telegram.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

NOMINEES

    A board of five directors is to be elected at the Annual Meeting. The proxies cannot be voted for a greater number of persons than the five nominees named below. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

    The following table sets forth certain information concerning the nominees which is based on data furnished by them.

        NOMINEES                         DIRECTOR                 PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
      FOR DIRECTOR             AGE         SINCE                             DURING PAST FIVE YEARS
-------------------------      ---      -----------  -----------------------------------------------------------------------
Douglas S. Schatz                  51         1981   Douglas S. Schatz is a co-founder of the Company and has been its
                                                     President and Chief Executive Officer and a director since its incorporation in 1981. Mr. Schatz also co-founded Energy Research
                                                     Associates, Inc. and served as its Vice President of Engineering from
                                                     1977 through 1980.

G. Brent Backman                   56         1981   G. Brent Backman is a co-founder of the Company and has been a Vice
                                                     President and a director of the Company since its incorporation in
                                                     1981. Mr. Backman became Vice President, Special Projects in 1994.
                                                     Prior to co-founding the Company, Mr. Backman was a Business Manager at
                                                     Ion Tech, Inc. and a Laboratory Administrator at Hughes Aircraft
                                                     Company.

Richard P. Beck                    63         1995   Richard P. Beck joined the Company in 1992 as Vice President and Chief
                                                     Financial Officer. He became a director of the Company in 1995. From
                                                     1987 to 1992, Mr. Beck served as Executive Vice President and Chief
                                                     Financial Officer of Cimage Corporation, a computer software company.
                                                     Mr. Beck is a director of Target Financial, Inc., a privately held financial services company, since March, 1990.

        NOMINEES                         DIRECTOR                 PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
      FOR DIRECTOR             AGE         SINCE                             DURING PAST FIVE YEARS
-------------------------      ---      -----------  -----------------------------------------------------------------------
Elwood Spedden (1,2)               59         1995   Elwood Spedden joined the Board of Directors of the Company in
                                                     September 1995. Mr. Spedden is a Senior Vice President of Tencor
                                                     Instruments, a manufacturer of automatic test equipment used in the fabrication of semiconductors, since July 1996. From 1990 through March
                                                     1996, Mr. Spedden was with Credence Systems Corporation, a manufacturer of automatic test equipment used in the fabrication of semiconductors, in various senior management positions including President, Chief
                                                     Executive Officer and Vice-Chairman of the Board of Directors. Mr.
                                                     Spedden is a director of Insight Objects, a privately held software company, since January 1997.

Hollis L. Caswell (1,2)            65         1997   Hollis L. Caswell joined the Board of Directors of the Company in
                                                     February 1997.  Dr. Caswell has been Chairman of the Board of HYPRES,
                                                     Inc., a manufacturer of superconducting electronics since 1990. From
                                                     1984 to 1990 Dr. Caswell served as Senior Vice President of Unisys
                                                     Corporation and President of such company's Computer Systems Group. Dr.
                                                     Caswell is a director of Thomas Group, Inc., a publicly held consulting company, since August, 1991.

------------------------

(1) Member Of Audit Committee.

(2) Member of Compensation Committee.

    There is no family relationship between any of the foregoing nominees or between any of such nominees and any of the Company's executive officers.

BOARD MEETINGS AND COMMITTEES

    On February 10, 1997, Hollis L. Caswell was elected to the Board of Directors to fill the vacancy on the Board created by the resignation of Mr. Jon Tompkins.

    The Board of Directors of the Company held a total of seven meetings, including two telephonic meetings, during the fiscal year ended December 31, 1996. The Board of Directors has an Audit Committee and Compensation Committee. There is no Nominating Committee or committee performing the functions of a nominating committee. Other than Dr. Caswell, who was elected to the Board of Directors in February 1997, there is no incumbent director who attended fewer than 75% of the meetings of the Board of Directors in 1996, and no incumbent director who attended fewer than 75% of the meetings of the committee or committees on which he served in 1996.

    During 1996 the Audit Committee, which consisted of directors Spedden and Tompkins, met twice. This committee recommends engagement of the Company's independent auditors, reviews the scope of the audit, considers comments made by the independent auditors with respect to accounting procedures and internal controls and the consideration given thereto by the Company's management, and reviews the internal accounting procedures and controls with the Company's financial and accounting staff.

    The Compensation Committee, which in 1996 consisted of directors Spedden and Tompkins, met three times in 1996. This committee recommends salaries, incentives and other forms of compensation for directors, officers and other employees of the Company, administers the Company's various incentive compensation and benefits plans and recommends policies relating to such compensation and benefit plans.

REQUIRED VOTE

    The five nominees receiving the highest number of affirmative votes of the shares present or represented by proxy and entitled to be voted for them shall be elected as directors. Votes withheld from the respective nominees will be counted for purposes of determining the presence of a quorum but will not be counted as affirmative votes. Stockholders do not have the right to cumulate their votes in the election of directors.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF THE FIVE NOMINEES NAMED ABOVE.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The table below sets forth the beneficial ownership of shares of Common Stock of the Company as of March 15, 1997 by: (i) each person or entity who, based on the information provided to the Company by such persons or entities, owned beneficially more than five percent of the Company's Common Stock and such person or entity's address; (ii) each nominee and director of the Company; (iii) each named executive officer identified in the section of this proxy statement captioned "Executive Compensation and Other Information"; and (iv) all current directors and executive officers as a group.

                                                           APPROXIMATE
             NAME OF PERSON                SHARES OWNED   PERCENT OWNED
-----------------------------------------  -------------  -------------
Douglas S. Schatz                            13,162,300         61.9%
c/o Advanced Energy Industries, Inc.
1625 Sharp Point Drive
Fort Collins, CO 80525

G. Brent Backman                              2,433,000         11.4%
c/o Advanced Energy Industries, Inc.
1625 Sharp Point Drive
Fort Collins, CO 80525

Eric A. Balzer                                  292,038          1.4%

Richard P. Beck (1)                             277,917          1.3%

Richard A. Scholl (2)                           669,367          3.1%

Elwood Spedden (3)                                2,500         *

Hollis L. Caswell (4)                             2,500         *

All current directors and executive          17,072,170         80.2%
officers as a group (10 persons)
(1,2,3,4,5)

------------------------

*   Less than 1%

(1) Includes 50,517 shares that Mr. Beck has the right to acquire within 60 days of March 15, 1997, pursuant to a stock option granted by the Company.

(2) Includes 3,895 shares that his wife, Brenda Scholl, has a right to acquire within 60 days of March 15, 1997, pursuant to stock options granted by the Company. Mrs. Scholl is a business unit manager for the Company.

(3) Consists of shares that Mr. Spedden has the right to acquire within 60 days of March 15, 1997 pursuant to stock options granted by the Company.

(4) Consists of shares that Dr. Caswell has the right to acquire within 60 days of March 15, 1997 pursuant to stock options granted by the Company.

(5) Includes 3,895 shares that a non-named executive officer has the right to acquire within 60 days of March 15, 1997, pursuant to stock options granted by the Company

                             DIRECTOR COMPENSATION

    Directors who are not employees of the Company receive meeting fees of $3,000 for each Board of Directors meeting attended, other than telephonic meetings, up to a maximum of four meetings, plus reimbursement for reasonable out-of-pocket travel expenses. In addition, each person who is a non-employee director is automatically granted upon becoming a director of the Company an option to purchase 7,500 shares of the Company's Common Stock under the Company's 1995 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") at a price per share equal to the fair market value of one share of the Company's Common Stock on that date. Each option has a term of ten years and is immediately exercisable as to 2,500 shares of Common Stock, and vest as to 2,500 shares of Common Stock on each of the second and third anniversaries of the grant date. On each anniversary of the date on which a person becomes a non-employee director, an option for an additional 2,500 shares will be granted under the Directors' Plan to such director. Such additional options vest in full on the third anniversary of the grant date and expire ten years after the grant date. The exercise price of such options is equal to the fair market value of the Common Stock on the respective grant date. Fifty-thousand (50,000) shares of Common Stock have been reserved for issuance pursuant to options to be granted under the Directors' Plan. As of March 15, 1997, options to purchase a total of 20,000 shares are outstanding under the Directors' Plan.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers ("named executive officers") of the Company (determined at the end of the last fiscal year) for the fiscal year ended December 31, 1996.

                           SUMMARY COMPENSATION TABLE
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                                        LONG TERM COMPENSATION AWARDS
                                                                  ANNUAL COMPENSATION   ------------------------------
                                                                  --------------------  SECURITIES
                                                                   SALARY               UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION                              YEAR        ($)     BONUS ($)  OPTIONS (#)  COMPENSATION (1)
-----------------------------------------------------  ---------  ---------  ---------  -----------  -----------------
Douglas S. Schatz....................................       1996    288,989          0           0           9,500
Chairman of the Board                                       1995    288,283     50,568           0          10,290
 and Chief Executive Officer

G. Brent Backman.....................................       1996    137,537          0           0           9,500
Vice President, Special Projects                            1995    138,366     24,024           0           4,537

Eric A. Balzer.......................................       1996    147,820          0           0           9,500
Vice President Operations                                   1995    149,049     25,872           0           4,686

Richard P. Beck......................................       1996    150,460          0      19,000           9,500
Vice President, Finance                                     1995    182,519     31,920           0           6,140
 and Chief Financial Officer

                                                                                        LONG TERM COMPENSATION AWARDS
                                                                  ANNUAL COMPENSATION   ------------------------------
                                                                  --------------------  SECURITIES
                                                                   SALARY               UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION                              YEAR        ($)     BONUS ($)  OPTIONS (#)  COMPENSATION (1)
-----------------------------------------------------  ---------  ---------  ---------  -----------  -----------------
Richard A. Scholl....................................       1996    189,750          0           0           9,500
Vice President and Chief Technology Officer                 1995    191,700     33,264           0           6,485

------------------------

(1) Amounts contributed by the Company to each of the named executive officers under the Company's 401(k) profit sharing plan.

(2) In October 1996 Richard P. Beck voluntarily reduced his salary by 80% for the fourth quarter of 1996 and Mr. Beck was granted in lieu thereof an incentive stock option for 19,000 shares. See "Option Grants in Fiscal Year 1996".

OPTION GRANTS IN FISCAL YEAR 1996

    The following table sets forth information as to an incentive stock option granted to Richard P. Beck in lieu of 80% of Mr. Beck's salary for the fourth quarter of 1996. Such option becomes fully vested and exercisable one year after the date of grant. The option was granted under the terms of the Company's 1995 Stock Option Plan. No other named executive officer was granted any stock options during the fiscal year ended December 31, 1996.

                                                                                                  POTENTIAL REALIZABLE
                                                                                                    VALUE AT ASSUMED
                                          NUMBER OF     PERCENT OF                                ANNUAL RATES OF STOCK
                                         SECURITIES    TOTAL OPTIONS                               PRICE APPRECIATION
                                         UNDERLYING     GRANTED TO                                   FOR OPTION TERM
                                           OPTIONS     EMPLOYEES IN     EXERCISE     EXPIRATION   ---------------------
NAME                                       GRANTED         1996           PRICE         DATE         5%         10%
---------------------------------------  -----------  ---------------  -----------  ------------  ---------  ----------
Richard P. Beck........................      19,000           4.9%      $       37/8   10/23/2006 $  46,302  $  117,339

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1996 AND OPTION VALUES AT END OF
  FISCAL YEAR 1996

    The following table sets forth information as to options exercised by the named executive officers during the fiscal year ended December 31, 1996 and options held by the named executive officers at December 31, 1996.

                                                         NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED    IN- THE-MONEY OPTIONS
                                                              OPTIONS AT          AT DECEMBER 31, 1996
NAME                                                       DECEMBER 31, 1996             ($)(1)
------------------------------------------------------  -----------------------  -----------------------
Douglas S. Schatz.....................................            --                       --
G. Brent Backman......................................            --                       --
Eric A. Balzer........................................            --                       --
Richard P. Beck.......................................            85,885               $   218,788
Richard A. Scholl (2).................................            14,374               $    28,619

------------------------

(1) Market value of underlying securities at year-end minus exercise price.

(2) Includes 14,374 shares that his wife, Brenda Scholl, has a right to acquire pursuant to a stock option granted by the Company. Mrs. Scholl is a business unit manager for the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation Committee during the fiscal year ended December 31, 1996 were Elwood Spedden and Jon Tompkins. Neither of such persons is or has been an officer or employee of the

Company or any of its subsidiaries, nor has either of such persons had a direct or indirect interest in any business transaction with the Company which involved an amount in excess of $60,000. None of the executive officers of the Company has served as a member of the board of directors or on the compensation committee of any other company of which any member of the Compensation Committee is or has been an executive officer.

                        REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee, which consists of two non-employee directors, reviews and makes recommendations with respect to the Company's executive compensation policies and the compensation to be paid to each of the executive officers. The recommendations of the Compensation Committee with respect to each executive officers' compensation are subject to approval by the Board of Directors.

COMPENSATION POLICIES

    One of the primary goals in setting compensation policies is to maintain competitive, progressive programs to attract, retain and motivate high caliber executives, foster teamwork and maximize the long-term success of the Company by appropriately rewarding such individuals for their achievements. Another goal is to provide an incentive to executives to focus efforts on long-term strategic goals for the Company by closely aligning their financial interests with stockholder interests. To attain these goals the Company's executive compensation program was designed to include base salary, annual incentives and long-term incentives.

    In formulating and administering the individual elements of the Company's executive compensation program, planning, implementing and achieving long-term objectives are emphasized to establish performance objectives, evaluate performance and determine actual incentive awards.

    Following these policies the Company has been able to attract and retain the executive talent necessary to support a corporation which has increased its revenues by more than 300 percent over the last four years.

COMPENSATION COMPONENTS

    BASE SALARY The base salaries of executive officers were established after review of relevant data of other executives with similar responsibilities from published industry reports and surveys of similarly situated companies. The objective is to maintain the Company's annual executive salaries at levels competitive with the market average base salary of executive officers in similar positions. The market is comprised of similarly sized high technology companies within and outside the Company's industry. In 1997, a larger portion of each executive officer's compensation will be in the form of a cash bonus, provided certain target performance objectives are met. The Compensation Committee has established base salary and incentives for the executive officers for 1997.

    ANNUAL INCENTIVES The more aggressive incentive bonus levels for executives are intended to provide the appropriate elements of variability and risk. Bonus payments are tied specifically to targeted corporate performance. The Committee will establish a base bonus amount, determined through review of a competitive market survey for executives at similar levels, which will be incrementally reduced if the Company does not meet its targeted performance or increased if the Company exceeds its targeted performance. There is no minimum or maximum percentage by which the bonus can be reduced or increased.

    STOCK OPTIONS The Committee will grant stock options under the Company's Stock Option Plan to focus the executive's attention on the long-term performance of the Company and on maximizing stockholder value. The grant of stock options is closely tied to individual executive performance. The Committee will grant such stock options after a review of various factors, including the executive's potential contributions to the Company, current equity ownership in the Company and vesting rates of existing stock options, if any. Incentive stock options and nonstatutory stock options are granted with an exercise price of at least 100% and 85%, respectively, of the fair market value of the Common Stock subject to the option on the date of the grant and utilize vesting periods to encourage retention of executive officers. Because of the direct benefit executive officers receive through improved stock performance, the Committee believes stock options serve to align the interests of executive officers closely with those of other stockholders.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    The compensation of the Chief Executive Officer, Mr. Douglas S. Schatz, was based on the policies and procedures described above. In determining Mr. Schatz's base salary and bonus, compensation levels for other chief executive officers in high technology firms within and outside the industry were examined. This information was compared to the relevant performance of such firms relative to the Company's performance.

EFFECT OF SECTION 162(M) OF THE INTERNAL REVENUE CODE

    Section 162(m) of the Internal Revenue Code of 1986 (the "Code") generally limits the corporate deduction for compensation paid to certain executive officers to $1 million, unless the compensation is performance based. The Board has carefully considered the potential impact of this tax code provision on the Company and has concluded in general that the best interests of the Company and the stockholders will be served if certain of the Company's stock-based long-term incentives qualify as performance-based compensation within the meaning of the Code. It is the Board's intention that, so long as it is consistent with its overall compensation objectives, virtually all executive compensation will be deductible for federal income tax purposes.

                                            THE COMPENSATION COMMITTEE
                                            Elwood Spedden
                                            Jon D. Tompkins

PERFORMANCE GRAPH

    The following graph compares, for the period of time that the Company's Common Stock has been registered under Section 12 of the Securities Exchange Act of 1934, the cumulative total stockholder return for the Company, The Nasdaq Stock Market U.S. and the Hambrecht & Quist Semiconductor Index. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              HAMBRECHT AND QUIST         NASDAQ          ADVANCED ENERGY
               Semiconductor Index  Stock Market - U.S.   Industries, Inc.
11/17/1995                 $100.00              $100.00            $100.00
Dec-1995                     97.00               101.00              90.00
Jan-1996                     96.00               101.00              87.50
Feb-1996                     96.00               105.00              82.50
Mar-1996                     92.00               106.00              80.00
Apr-1996                    105.00               114.00              87.50
May-1996                    102.00               120.00              80.00
Jun-1996                     88.00               114.00              77.50
Jul-1996                     78.00               104.00              56.30
Aug-1996                     86.00               110.00              70.00
Sep-1996                    100.00               118.00              53.80
Oct-1996                    101.00               117.00              41.30
Nov-1996                    127.00               124.00              66.30
Dec-1996                    126.00               124.00              53.50

------------------------

* Assumes $100 invested on November 17, 1995, the date of the Company's initial public offering, in the Common Stock of Advanced Energy Industries, Inc., and $100 invested on November 17, 1995 in the Nasdaq Stock Market-U.S., and the Hambrecht & Quist Semiconductor Index.

                              CERTAIN TRANSACTIONS

    The Company's executive offices and manufacturing facilities in Fort Collins, Colorado are leased from Sharp Point Properties, LLP, a Colorado limited liability (the "LLP"), in which Douglas S. Schatz, President, Chief Executive Officer and Chairman of the Board of the Company, and G. Brent Backman, Vice President, Special Projects of the Company, hold 26.67% and 6.66% member interests, respectively. The Company believes that the terms of such leases are no less favorable than could have been obtained from a third party lessor. Aggregate rental payments under such leases for 1996 totaled approximately $750,420. In May 1995, the Company entered into a new lease, also with the LLP, for a building constructed adjacent to the Company's executive offices in connection with the Company's expansion. Annual rental payments under the new lease are approximately $552,513. In addition, the Company paid approximately $1.3 million for leasehold improvements under this lease. The Company believes that the terms of the new lease are no less favorable than could have been obtained from a third party lessor.

    The Company leases a condominium in Breckenridge, Colorado owned by a partnership formed by Messrs. Schatz and Backman. The Company uses the condominium to provide rewards and incentives to its customers, suppliers and employees. The Company believes that the terms of such lease are no less favorable than could have been obtained from a third party lessor. Aggregate rental payments under such lease for 1996 totaled $36,000.

    The Company accepted promissory notes in lieu of cash in connection with certain employees' exercises of stock options granted by the Company. Eric A. Balzer, Vice President, Operations, issued a promissory note to the Company in the principal amount of $225,865; Richard P. Beck, Vice President and Chief Financial Officer, issued two promissory notes to the Company in the aggregate principal amount of $220,494; Susan C. Schell, Vice President, Human Resources and Corporate Quality, issued a promissory note to the Company in the principal amount of $182,795; and Richard A. Scholl, Vice President and Chief Technology Officer, issued a promissory note to the Company in the principal amount of $454,310. Each of these promissory notes matures on June 28, 2000 and bears interest at 6.83% per annum.

                                 PROPOSAL NO. 2
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    Unless marked to the contrary, proxies received will be voted "FOR" the ratification of the appointment of Arthur Andersen LLP as the independent auditors for the Company for the current year. Arthur Andersen LLP has been the Company's independent auditors since 1994. If the stockholders fail to ratify the appointment of Arthur Andersen LLP, the Board of Directors will reconsider its selection.

    Audit services of Arthur Andersen LLP during the 1996 fiscal year included the examination of the consolidated financial statements of the Company and services related to filings with the Securities and Exchange Commission ("SEC") and other regulatory bodies.

    The Audit Committee of the Company will meet with Arthur Andersen LLP on an annual or more frequent basis. At such time the Audit Committee will review the services performed by Arthur Andersen LLP for the preceding year, as well as the fees charged for such services.

    A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires. Moreover, the representative is expected to be available to respond to appropriate questions from the stockholders.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Executive officers, directors and greater than ten percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations form certain reporting persons, the Company believes that during the last fiscal year, all Section 16(a) filing requirements applicable to its officers, directors and ten percent stockholders were complied with.

                           PROPOSALS OF STOCKHOLDERS

    Proposals that stockholders desire to have included in the Company's proxy materials for the 1998 Annual Meeting of Stockholders of the Company must be received by the Secretary of the Company at its principal office (1625 Sharp Point Drive, Fort Collins, Colorado 80525) no later than December 10, 1997 in order to be considered for inclusion in such proxy materials.

                                   FORM 10-K

    A copy of the Company's 1996 Annual Report on Form 10-K will be available without charge upon request to: Investor Relations, Advanced Energy Industries, Inc. 1625 Sharp Point Drive, Fort Collins, Colorado 80525.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

    It is important that your stock be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

                                                          THE BOARD OF DIRECTORS

Dated: April 9, 1997

                                                              1456-PS-97